UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) November 5, 2003


                         Commission File Number 0-50218



                            EMPS RESEARCH CORPORATION
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         NEVADA                                             87-0669131
-------------------------------                  -------------------------------
(State or other jurisdiction of                  (I.R.S. Employer Identification
 incorporation or organization)                               Number)



                 875 Donner Way, Unit 705, Salt Lake City, Utah
                 ----------------------------------------------
                    (Address of principal executive offices)

                                      84108
                                  ------------
                                   (Zip Code)


                                 (801) 582-1881
                ------------------------------------------------
                (Registrant's Executive Office Telephone Number)


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On October 9, 2003, EMPS Research Corporation (the "Company") reported that its independent public auditors, David T. Thomson, P.C., would no longer be providing independent auditing services to public reporting companies.

         During October 2003, management of the Company consulted with a representative of Hansen, Barnett & Maxwell, certified public accountants, Salt Lake City, Utah, for purposes of determining whether Hansen, Barnett & Maxwell would be interested in becoming the Company's new independent auditors. After such discussions, on November 5, 2003, the Company's Board of Directors resolved to retain Hansen, Barnett & Maxwell as its independent auditors.

         During the consultation with Hansen, Barnett & Maxwell, or prior thereto, no one representing the Company consulted with Hansen, Barnett & Maxwell regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements and Hansen, Barnett & Maxwell had not provided the Company, or someone on its behalf, either written or oral advice on any factor, issue or item of accounting, auditing or financial reporting.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                               EMPS RESEARCH CORPORATION



Date: November 5, 2003                          By /s/ Louis Naegle
                                                   -----------------------------
                                                   Louis Naegle, President

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